                                                                    EXHIBIT 12.1

                       STATEMENT RE COMPUTATION OF RATIOS
                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)

                                         YEAR ENDED DECEMBER 31,                                SIX MONTHS ENDED JUNE 30,
                     ----------------------------------------------------------------   -----------------------------------------
                                                                               PRO                              PRO        PRO
                                                                              FORMA                            FORMA      FORMA
                       1992       1993       1994        1995       1996       1996       1996       1997      1996       1997
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
RATIO OF EARNINGS
 TO FIXED CHARGES:
Earnings:
 Income (loss)
   before write-off
   of purchased
   research and
   development,
   income taxes and
   minority
   interest........  $ 53,206   $ 27,067   $  51,048   $ 86,249   $ 99,052   $ 94,557   $ 44,736   $ 38,705   $42,448   $  37,296
 Add: interest
   expense.........    13,065     23,750       9,317     22,889     15,780     44,249      5,592      7,382    19,827      21,617
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
                     $ 66,271   $ 50,817   $  60,365   $109,138   $114,832   $138,806   $ 50,328   $ 46,087   $62,275   $  58,913
                     ========   ========   =========   ========   ========   ========   ========   ========   =======   =========
Fixed Charges:
 Interest
   expense.........  $ 13,065   $ 23,750   $   9,317   $ 22,889   $ 15,780   $ 44,249   $  5,592   $  7,382   $19,827   $  21,617
 Capitalized
   interest........        --         --          --      1,978      3,770      3,770      2,178      2,498     2,178       2,498
 Interest portion
   of rent
   expense(1)......        --         --          --         --         --         --         --         --        --          --
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
                     $ 13,065   $ 23,750   $   9,317   $ 24,867   $ 19,550   $ 48,019   $  7,770   $  9,880   $22,005   $  24,115
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
Ratio of earnings
 to fixed
 charges...........       5.1        2.1         6.5        4.4        5.9        2.9        6.5        4.7       2.8         2.4
                     ========   ========   =========   ========   ========   ========   ========   ========   =======   =========
RATIO OF EBITDA TO
 INTEREST COST:
EBITDA:
 Income (loss) from
   operations......  $ 81,631   $ 39,502   $(165,172)  $ 93,166   $114,113   $138,087   $ 49,497   $ 48,334   $61,484   $  61,160
 Write-off
   purchased
   research and
   development.....        --         --     221,000         --         --         --         --         --        --          --
 Depreciation and
   amortization....     6,770      8,513       9,248     13,814     16,292     24,903      6,484     10,765    10,790      15,071
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
                     $ 88,401   $ 48,015   $  65,076   $106,980   $130,405   $162,990   $ 55,981   $ 59,099   $72,274   $  76,231
                     ========   ========   =========   ========   ========   ========   ========   ========   =======   =========
Interest Cost:
 Interest
   expense.........  $ 13,065   $ 23,750   $   9,317   $ 22,889   $ 15,780   $ 44,249   $  5,592   $  7,382   $19,827   $  21,617
 Capitalized
   interest........        --         --          --      1,978      3,770      3,770      2,178      2,498     2,178       2,498
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
                     $ 13,065   $ 23,750   $   9,317   $ 24,867   $ 19,550   $ 48,019   $  7,770   $  9,880   $22,005   $  24,115
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
Ratio of EBITDA to
 interest cost.....       6.8        2.0         7.0        4.3        6.7        3.4        7.2        6.0       3.3         3.2
                     --------   --------   ---------   --------   --------   --------   --------   --------   -------   ---------
RATIO OF NET DEBT
 TO EBITDA:(2)
Net debt:
 Long-term debt
   (including notes
   payable and
   current portion
   of long-term
   debt)...........  $ 41,630   $ 35,206   $ 215,005   $166,269   $195,681              $159,271   $208,031             $ 523,031
 Less: unrestricted
   cash and cash
   equivalents.....   (38,054)   (14,777)    (42,376)   (24,094)   (39,366)              (36,869)   (41,969)             (291,719)
                     --------   --------   ---------   --------   --------              --------   --------             ---------
                     $  3,576   $ 20,429   $ 172,629   $142,175   $156,315              $122,402   $166,062             $ 231,312
                     ========   ========   =========   ========   ========              ========   ========             =========
EBITDA(3)..........  $ 88,401   $ 48,015   $  65,076   $106,980   $130,405              $111,962   $118,198             $ 152,462
                     ========   ========   =========   ========   ========              ========   ========             =========
Ratio of net debt
 to EBITDA.........       0.0        0.4         2.7        1.3        1.2                   1.1        1.4                   1.5
                     ========   ========   =========   ========   ========              ========   ========             =========

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(1) The majority of facilities and substantially all equipment is owned by the
    Company. Accordingly, there is no interest portion of rent expense.
(2) Computation was not made as of December 31, 1996 and June 30, 1996 on a pro forma basis, as a pro forma balance sheet is not presented.
(3) EBITDA for all interim periods presented has been annualized.